UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2025 (April 24, 2025)
__________________________________
Commission File Number 001-07436
HSBC USA Inc.
(Exact name of registrant as specified in its charter)

Maryland	13-2764867
(State of incorporation)	(I.R.S. Employer Identification No.)
66 Hudson Boulevard, New York, New York	10001
(Address of principal executive offices)	(Zip Code)
(212) 525-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
$100,000,000 Zero Coupon Callable Accreting Notes due January 15, 2043	HUSI/43	New York Stock Exchange
$50,000,000 Zero Coupon Callable Accreting Notes due January 29, 2043	HUSI/43A	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

HSBC USA INC.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On April 24, 2025, the Board of Directors of HSBC USA Inc. (the "Board") approved an amendment to and a restatement of its bylaws (the "Bylaws"), which were effective immediately upon such approval by the Board.
The Bylaws were amended to: (i) be gender neutral (i.e., "Chairman" has been updated to "Chair" and "his/her" to "their") and (ii) provide additional flexibility in Board succession planning by providing that "[a]ppointments of non-executive directors shall expire on the third anniversary of their appointment date [new language in italics] or at the first annual meeting of the stockholders which falls either on or following the third anniversary from the appointment date."
The foregoing summary is qualified in its entirety by reference to the Bylaws, which are attached as Exhibit 3.2 hereto and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

3.2	Bylaws of HSBC USA Inc., as amended and restated, effective April 24, 2025

104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

HSBC USA INC.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:    April 25, 2025

HSBC USA INC.

By:	/s/ CURTIS TAO
Curtis Tao
Senior Executive Vice President and
General Counsel

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